Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter Ended June 30, 2023;

Announces Dividend Payment

FORT WORTH, Texas, Aug. 8, 2023 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended June 30, 2023.

Summary of Results for the Quarter Ended June 30, 2023

•
Net loss was ($0.04) million, or $0.00 per share, compared to net income of $9.6 million, or $0.27 per share, for the quarter ended March 31, 2023, and net income of $8.6 million, or $0.25 per share, for the quarter ended June 30, 2022.
•
Adjusted pretax net income(1) was $0.6 million, or $0.02 per share, compared to $4.7 million, or $0.13 per share, for the quarter ended March 31, 2023, and $4.3 million, or $0.12 per share, for the quarter ended June 30, 2022.
•
Adjusted EBITDA(1) was $4.1 million, compared to $7.7 million for the quarter ended March 31, 2023, and $7.2 million for the quarter ended June 30, 2022.
•
Royalty production volumes decreased 4% to 2,010 Mmcfe compared to the quarter ended March 31, 2023, and increased 26% compared to the quarter ended June 30, 2022.
•
Total production volumes decreased 7% to 2,304 Mmcfe compared to the quarter ended March 31, 2023, and decreased 5% compared to the quarter ended June 30, 2022.
•
Converted 81 gross (0.30 net) wells to producing status, compared to 117 gross (0.46 net) during the quarter ended March 31, 2023 and 96 gross (0.25 net) during the quarter ended June 30, 2022.
•
Inventory of 186 gross (0.51 net) wells in progress and 86 gross (0.40 net) permits as of June 30, 2023, compared to 198 gross (0.65 net) wells in progress and 86 gross (0.24 net) permits as of March 31, 2023.
•
Total debt was $23.8 million and the debt to adjusted EBITDA (TTM) (1) ratio was 0.93x at June 30, 2023.
•
PHX closed on acquisitions totaling 151 net royalty acres located in the SCOOP and the Haynesville plays for approximately $1.8 million.
•
PHX announced a $0.0225 per share quarterly dividend, payable on Sept. 8, 2023, to stockholders of record as of Aug. 24, 2023.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “We continue to experience significant activity on our minerals including wells being put on production, new wells being spud and new permitting, demonstrating the quality of our assets even during a down market with lower natural gas prices. During the quarter, we experienced increased rig activity on our minerals compared to a year ago, expanding our market share of rigs operating within our core regions. The sequential decline in royalty volumes during the quarter is primarily attributable to the timing of wells being placed online. We continually monitor operator activity across our mineral position and are confident that the timing of our wells in progress will support our royalty volume growth allowing us to achieve our royalty volume outlook for calendar 2023, driving revenue growth and increasing cash flow.

“It appears the second quarter likely represented the bottom for natural gas prices and current macro dynamics suggest sequential price improvements in the remainder of the year,” said Stephens. “In spite of a dramatic drop in natural gas prices in the second quarter, PHX Minerals remained focused on proactively allocating its free cash flow to fund acquisitions, return capital to shareholders via our fixed dividend and improving our liquidity position. This speaks to the inherent benefits of our business model in mitigating risks and expanding margins to maximize cash flow. The acquisition market dynamics are improving as natural gas prices stabilize. Our strong balance sheet and cash flow provide ample liquidity to deploy judiciously to fund our growth strategy.”

PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Financial Highlights

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Royalty Interest Sales	$6,217,663	$12,473,415	$16,341,404	$21,352,409
Working Interest Sales	$1,013,501	$7,088,153	$2,747,007	$12,993,024
Natural Gas, Oil and NGL Sales	$7,231,164	$19,561,568	$19,088,411	$34,345,433

Gains (Losses) on Derivative Contracts	$183,006	$(2,387,226)	$3,985,826	$(15,370,632)
Lease Bonuses and Rental Income	$111,991	$209,329	$425,141	$371,237
Total Revenue	$7,526,161	$17,383,671	$23,499,378	$19,346,038

Lease Operating Expense
per Working Interest Mcfe	$1.07	$1.08	$1.26	$1.05
Transportation, Gathering and Marketing
per Mcfe	$0.39	$0.59	$0.43	$0.60
Production Tax per Mcfe	$0.20	$0.38	$0.22	$0.33
G&A Expense per Mcfe	$1.38	$1.18	$1.29	$1.15
Cash G&A Expense per Mcfe (1)	$1.07	$0.95	$1.01	$0.94
Interest Expense per Mcfe	$0.23	$0.12	$0.23	$0.11
DD&A per Mcfe	$0.96	$0.83	$0.86	$0.85
Total Expense per Mcfe	$3.30	$3.47	$3.21	$3.41

Net Income (Loss)	$(41,291)	$8,589,010	$9,511,953	$4,568,555
Adjusted EBITDA (2)	$4,086,707	$7,194,102	$11,826,947	$13,013,517

Cash Flow from Operations (3)	$4,915,788	$8,404,654	$13,849,265	$15,700,984
CapEx (4)	$84,593	$72,176	$275,419	$158,847
CapEx - Mineral Acquisitions	$1,677,388	$8,954,133	$11,914,003	$18,228,580

Borrowing Base			$45,000,000	$50,000,000
Debt			$23,750,000	$28,300,000
Debt to Adjusted EBITDA (TTM) (2)			0.93	1.31

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Operating Highlights

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gas Mcf Sold	1,854,485	1,897,799	3,813,496	3,805,829
Average Sales Price per Mcf before the
effects of settled derivative contracts	$1.92	$6.82	$2.75	$5.65
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.49	$4.32	$3.18	$3.80
% of sales subject to hedges	45%	63%	47%	62%
Oil Barrels Sold	41,009	48,928	95,116	100,559
Average Sales Price per Bbl before the
effects of settled derivative contracts	$73.87	$105.23	$75.09	$98.06
Average Sales Price per Bbl after the
effects of settled derivative contracts	$73.80	$60.18	$71.58	$62.02
% of sales subject to hedges	53%	73%	49%	73%
NGL Barrels Sold	33,929	39,732	67,033	80,103
Average Sales Price per Bbl(1)	$18.93	$36.76	$22.02	$37.41

Mcfe Sold	2,304,113	2,429,760	4,786,390	4,889,802
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$7,231,164	$19,561,568	$19,088,411	$34,345,433
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$8,280,104	$12,607,397	$20,394,028	$23,687,014

(1) There were no NGL settled derivative contracts during the 2023 and 2022 quarters.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2023	1,854,485	41,009	33,929	2,304,113
3/31/2023	1,959,010	54,107	33,104	2,482,276
12/31/2022	1,669,320	52,406	38,611	2,215,419
9/30/2022	2,047,614	49,902	40,761	2,591,588

Total production volumes attributable to natural gas were 80% for the quarter ended June 30, 2023.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2023	1,673,346	35,599	20,516	2,010,036
3/31/2023	1,700,974	45,395	20,063	2,093,722
12/31/2022	1,303,825	33,691	20,353	1,628,089
9/30/2022	1,525,363	32,202	20,488	1,841,502

Royalty production volumes attributable to natural gas were 83% for the quarter ended June 30, 2023.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2023	181,139	5,410	13,413	294,077
3/31/2023	258,036	8,712	13,041	388,554
12/31/2022	365,495	18,715	18,258	587,330
9/30/2022	522,251	17,700	20,273	750,086

Quarter Ended June 30, 2023, Results

The Company recorded net loss of ($0.04) million, or $0.00 per share, for the quarter ended June 30, 2023, as compared to net income of $8.6 million, or $0.25 per share, for the quarter ended June 30, 2022. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales and a decrease in gains on asset sales, partially offset by an increase in gains associated with our hedge contracts and a decrease in income tax provision.

Natural gas, oil and NGL revenue decreased $12.3 million, or 63%, for the quarter ended June 30, 2023, compared to the quarter ended June 30, 2022, due to decreases in natural gas, oil and NGL prices of 72%, 30% and 49%, respectively, and decreases in natural gas, oil and NGL volumes of 2%, 16% and 15%, respectively.

The production increase in royalty volumes during the quarter ended June 30, 2023, as compared to the quarter ended June 30, 2022, resulted from new wells in the Haynesville Shale coming online.

The Company had a net gain on derivative contracts of $0.2 million for the quarter ended June 30, 2023, compromised of a $1.0 million gain on settled derivatives and a $0.9 million non-cash loss on derivatives, as compared to a net loss of ($2.4) million for the quarter ended June 30, 2022. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in June 30, 2023 pricing relative to the strike price on open derivative contracts.

Six Months Ended June 30, 2023, Results

The Company recorded net income of $9.5 million, or $0.26 per share, for the six months ended June 30, 2023, as compared to a net income of $4.6 million, or $0.13 per share, for the six months ended June 30, 2022. The change in net income was principally the result of an increase in gains associated with our hedge contracts and an increase in gains on asset sales, partially offset by a decrease in natural gas, oil and NGL sales and an increase in income tax provision.

Natural gas, oil and NGL revenue decreased $15.3 million, or 44%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022, due to decreases in natural gas, oil and NGL prices of 51%, 23% and 41%, respectively, and decreases in oil and NGL volumes of 5% and 16%, respectively.

The production increase in royalty volumes during the six months ended June 30, 2023, as compared to the six months ended June 30, 2022, resulted from new wells in the Haynesville Shale coming online.

The Company had a net gain on derivative contracts of $4.0 million for the six months ended June 30, 2023, compromised of a $1.7 million gain on settled derivatives and a $2.3 million non-cash gain on derivatives, as compared to a net loss of ($15.4) million for the six months ended June 30, 2022. Gain on settled derivative contracts for the six months ended June 30, 2023, excludes $0.4 million of cash paid to settle off-market derivative contracts. The total cash received to settle hedge contracts during the six months ended June 30, 2023 was $1.3 million. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in June 30, 2023 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended June 30, 2023, the Company converted 81 gross (0.30 net) wells to producing status, including 26 gross (0.20 net) wells in the Haynesville and 20 gross (0.06 net) wells in the SCOOP, compared to 96 gross (0.25 net) wells in the quarter ended June 30, 2022.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

At June 30, 2023, the Company had a total of 186 gross (0.51 net) wells in progress across its mineral positions and 86 gross (0.40 net) active permitted wells, compared to 198 gross (0.65 net) wells in progress and 86 gross (0.24 net) active permitted wells at March 31, 2023. As of July 10, 2023, 15 rigs were operating on the Company’s acreage and 61 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of June 30, 2023:
Gross Wells in Progress on PHX Acreage (1)	68	12	8	5	84	9	186
Net Wells in Progress on PHX Acreage (1)	0.174	0.025	0.001	0.001	0.284	0.028	0.513
Gross Active Permits on PHX Acreage	30	11	13	5	21	6	86
Net Active Permits on PHX Acreage	0.115	0.046	0.049	0.002	0.161	0.025	0.398

As of July 10, 2023:
Rigs Present on PHX Acreage	5	2	-	-	8	-	15
Rigs Within 2.5 Miles of PHX Acreage	12	15	3	1	23	7	61

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended June 30, 2023, the Company leased 367 net mineral acres for an average bonus payment of $526 per net mineral acre and an average royalty of 23%.

Acquisition and Divestiture Update

During the quarter ended June 30, 2023, the Company purchased 151 net royalty acres for approximately $1.8 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended June 30, 2023:
Net Mineral Acres Purchased	113	5	-	118
Net Royalty Acres Purchased	144	7	-	151

Outlook

PHX is providing an updated operational outlook for 2023 as follows:

	Calendar Year 2022 Actual	Calendar Year 2023 YTD Actual	Calendar Year 2023 Outlook
Mineral & Royalty Production (Mmcfe)	6,613	4,104	7,600 - 8,600
Working Interest Production (Mmcfe)	3,084	683	1,200 - 1,400(1)
Total Production (Mmcfe)	9,697	4,787	8,800 - 10,000
Percentage Natural Gas	78%	80%	78% - 83%

Transportation, Gathering & Marketing (per Mcfe)	$0.63	$0.43	$0.45 - $0.50
Production Tax (as % of pre-hedge sales volumes)	4.50%	5.50%	5.50% - 6.00%
LOE Expenses (on an absolute basis in 000’s)	$3,807	$860	$1,200 - $1,400
Cash G&A (per Mcfe)	$1.01	$1.01	$1.00 - $1.06

(1) Pro-forma divestitures of Eagle Ford and Arkoma working interest assets, excludes potential future sales of additional working interest assets.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended June 30, 2023, at 11 a.m. EDT tomorrow, Aug. 9, 2023. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13740305.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Natural gas, oil and NGL sales	$7,231,164	$19,561,568	$19,088,411	$34,345,433
Lease bonuses and rental income	111,991	209,329	425,141	371,237
Gains (losses) on derivative contracts	183,006	(2,387,226)	3,985,826	(15,370,632)
	7,526,161	17,383,671	23,499,378	19,346,038
Costs and expenses:
Lease operating expenses	314,150	900,807	859,917	1,830,261
Transportation, gathering and marketing	906,373	1,430,136	2,035,129	2,918,654
Production taxes	461,893	925,197	1,043,326	1,622,590
Depreciation, depletion and amortization	2,210,332	2,022,832	4,100,322	4,143,948
Provision for impairment	-	6,277	2,073	6,277
Interest expense	524,294	286,345	1,081,767	516,557
General and administrative	3,177,103	2,877,614	6,159,012	5,621,878
Losses (gains) on asset sales and other	139,307	(630,547)	(4,195,121)	(2,891,682)
Total costs and expenses	7,733,452	7,818,661	11,086,425	13,768,483
Income (loss) before provision (benefit) for income taxes	(207,291)	9,565,010	12,412,953	5,577,555

Provision (benefit) for income taxes	(166,000)	976,000	2,901,000	1,009,000

Net income (loss)	$(41,291)	$8,589,010	$9,511,953	$4,568,555

Basic and diluted earnings (loss) per common share	$(0.00)	$0.25	$0.26	$0.13

Weighted average shares outstanding:
Basic	35,965,281	34,652,155	35,950,615	34,473,247
Diluted	35,965,281	34,851,214	36,034,438	34,473,247

Dividends per share of
common stock paid in period	$0.0225	$0.02	$0.045	$0.035

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Balance Sheets

	June 30, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,267,627	$2,115,652
Natural gas, oil, and NGL sales receivables (net of $0	5,839,904	9,783,996
allowance for uncollectable accounts)
Refundable income taxes	675,268	-
Derivative contracts, net	1,371,377	-
Held for sale assets	-	6,420,051
Other	370,896	1,543,956
Total current assets	9,525,072	19,863,655

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	189,868,020	181,431,139
Non-producing natural gas and oil properties	61,180,555	57,781,644
Other	1,347,124	1,122,436
	252,395,699	240,335,219
Less accumulated depreciation, depletion and amortization	(110,426,239)	(107,085,212)
Net properties and equipment	141,969,460	133,250,007

Derivative contracts, net	-	141,345
Operating lease right-of-use assets	640,799	706,871
Other, net	596,874	695,399
Total assets	$152,732,205	$154,657,277

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$270,780	$504,466
Derivative contracts, net	-	1,534,034
Income taxes payable	-	576,427
Current portion of operating lease liability	226,389	217,656
Held for sale liabilities	-	889,155
Accrued liabilities and other	1,342,795	3,121,522
Total current liabilities	1,839,964	6,843,260

Long-term debt	23,750,000	33,300,000
Deferred income taxes, net	5,132,906	2,453,906
Asset retirement obligations	1,041,177	1,027,777
Derivative contracts, net	83,857	-
Operating lease liability, net of current portion	814,169	929,208

Total liabilities	32,662,073	44,554,151

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500 shares authorized and
35,938,900 issued at June 30, 2023; 54,000,500 shares authorized
and 35,938,206 issued at Dec. 31, 2022	598,742	598,731
Capital in excess of par value	43,782,600	43,344,916
Deferred directors' compensation	1,368,956	1,541,070
Retained earnings	77,555,195	68,925,774
	123,305,493	114,410,491
Less treasury stock, at cost; 225,723 shares at June 30,
2023, and 300,272 shares at Dec. 31, 2022	(3,235,361)	(4,307,365)
Total stockholders' equity	120,070,132	110,103,126
Total liabilities and stockholders' equity	$152,732,205	$154,657,277

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Condensed Statements of Cash Flows

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net income (loss)	$9,511,953	$4,568,555
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	4,100,322	4,143,948
Impairment of producing properties	2,073	6,277
Provision for deferred income taxes	2,679,000	(159,000)
Gain from leasing fee mineral acreage	(425,141)	(370,131)
Proceeds from leasing fee mineral acreage	488,173	450,881
Net (gain) loss on sales of assets	(4,428,212)	(3,028,394)
Directors' deferred compensation expense	109,383	79,728
Total (gain) loss on derivative contracts	(3,985,826)	15,370,632
Cash receipts (payments) on settled derivative contracts	1,865,779	(1,215,245)
Restricted stock award expense	1,228,871	963,203
Other	70,526	18,515
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	3,944,092	(3,760,490)
Other current assets	405,055	247,518
Accounts payable	(228,305)	(155,410)
Income taxes receivable	(675,268)	(860,416)
Other non-current assets	95,283	(403,745)
Income taxes payable	(576,427)	(499,939)
Accrued liabilities	(332,066)	304,497
Total adjustments	4,337,312	11,132,429
Net cash provided by operating activities	13,849,265	15,700,984

Investing Activities
Capital expenditures	(275,419)	(158,847)
Acquisition of minerals and overriding royalty interests	(11,914,003)	(18,228,580)
Net proceeds from sales of assets	9,223,405	3,265,897
Net cash provided (used) by investing activities	(2,966,017)	(15,121,530)

Financing Activities
Borrowings under credit facility	6,000,000	10,300,000
Payments of loan principal	(15,550,000)	(2,000,000)
Net proceeds from equity issuance	-	4,702,619
Cash receipts from (payments on) off-market derivative contracts	(560,162)	(9,443,174)
Purchases of treasury stock	(669)	-
Payments of dividends	(1,620,442)	(1,208,967)
Net cash provided (used) by financing activities	(11,731,273)	2,350,478

Increase (decrease) in cash and cash equivalents	(848,025)	2,929,932
Cash and cash equivalents at beginning of period	2,115,652	1,559,350
Cash and cash equivalents at end of period	$1,267,627	$4,489,282

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$1,155,637	$487,487
Income taxes paid (net of refunds received)	$1,473,696	$2,528,356

Supplemental Schedule of Noncash Investing and Financing Activities:

Gross additions to properties and equipment	$12,952,046	$18,248,046
Net increase (decrease) in accounts receivable for properties
and equipment additions	(762,624)	139,381
Capital expenditures and acquisitions	$12,189,422	$18,387,427

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Proved Reserves

	Proved Reserves SEC Pricing
	June 30, 2023	Sept. 30, 2022
Proved Developed Reserves:
Mcf of Gas	46,258,075	50,304,185
Barrels of Oil	979,110	1,275,853
Barrels of NGL	1,456,785	1,698,046
Mcfe (1)	60,873,448	68,147,579
Proved Undeveloped Reserves:
Mcf of Gas	6,484,678	11,933,021
Barrels of Oil	90,075	106,924
Barrels of NGL	119,268	64,637
Mcfe (1)	7,740,736	12,962,387
Total Proved Reserves:
Mcf of Gas	52,742,753	62,237,206
Barrels of Oil	1,069,185	1,382,777
Barrels of NGL	1,576,053	1,762,683
Mcfe (1)	68,614,184	81,109,966

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$135,258,962	$184,948,239
Proved Undeveloped	22,990,870	52,978,389
Total	$158,249,832	$237,926,628
SEC Pricing
Gas/Mcf	$4.63	$6.41
Oil/Barrel	$82.41	$90.33
NGL/Barrel	$31.24	$38.09

Proved Reserves - Projected Future Pricing (2)

10% Discounted Estimated Future	Proved Reserves
Net Cash Flows (before income taxes):	June 30, 2023	Sept. 30, 2022
Proved Developed	$102,982,498	$128,718,584
Proved Undeveloped	17,361,221	39,770,031
Total	$120,343,719	$168,488,615

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.
(2) Projected futures pricing as of June 30, 2023, and Sept. 30, 2022 (the Company’s fiscal year-end prior to adoption of December 31 as fiscal year-end), basis adjusted to Company wellhead price.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Derivative Contracts as of July 20, 2023

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
July - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $4.70 ceiling
July - September 2023	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
October - December 2023	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
November 2023 - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
December 2023 - September 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
January 2024	135,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
February 2024	125,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
March 2024	130,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
April 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
May 2024	95,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
June 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
January - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $6.00 ceiling
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
Natural gas fixed price swaps
July - December 2023	100,000 Mmbtu	NYMEX Henry Hub	$3.37
July - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.57
July - October 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.58
July - October 2023	50,000 Mmbtu	NYMEX Henry Hub	$2.52
April - June 2024	10,000 Mmbtu	NYMEX Henry Hub	$3.21
April - October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
July - October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
Oil costless collars
January 2024	1,850 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
February 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
March 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
April 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
May 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
January - March 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
April - June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
Oil fixed price swaps
July - December 2023	1,500 Bbls	NYMEX WTI	$67.55
July - December 2023	750 Bbls	NYMEX WTI	$70.05
July - December 2023	1,500 Bbls	NYMEX WTI	$80.80
July - December 2023	1,000 Bbls	NYMEX WTI	$80.74
December 2023 - March 2024	750 Bbls	NYMEX WTI	$71.75
April - October 2024	1,000 Bbls	NYMEX WTI	$66.10
April - June 2024	1,300 Bbls	NYMEX WTI	$70.59
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for,

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022	March 31, 2023
Net Income (Loss)	$(41,291)	$8,589,010	$9,511,953	$4,568,555	$9,553,244
Plus:
Income tax expense
(benefit)	(166,000)	976,000	2,901,000	1,009,000	3,067,000
Interest expense	524,294	286,345	1,081,767	516,557	557,473
DD&A	2,210,332	2,022,832	4,100,322	4,143,948	1,889,990
Impairment expense	-	6,277	2,073	6,277	2,073
Less:
Non-cash gains (losses)
on derivatives	(865,935)	3,282,921	2,306,464	(8,489,719)	3,172,399
Gains (losses) on asset sales	10,230	693,750	4,428,213	2,985,965	4,417,983
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	-	(1,284,024)	(373,745)	(3,777,505)	(373,745)
Restricted stock and deferred
director's expense	703,667	574,333	1,338,254	1,042,931	634,587
Adjusted EBITDA	$4,086,707	$7,194,102	$11,826,947	$13,013,517	$7,740,240

(1) The initial receipt of $8.8 million of cash from BP Energy Company, or BP, for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt to adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

	TTM Ended	TTM Ended
	June 30, 2023	June 30, 2022
Net Income (Loss)	$22,016,554	$7,486,604
Plus:
Income tax expense (benefit)	6,313,000	2,221,949
Interest expense	2,191,181	898,201
DD&A	7,452,846	7,297,339
Impairment expense	6,105,472	16,482
Less:
Non-cash gains (losses)
on derivatives	10,211,207	(815,184)
Gains (losses) on asset sales	8,921,031	1,112,581
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(2,334,403)	2,334,403
Restricted stock and deferred
director's expense	2,944,517	1,691,912
Adjusted EBITDA	$25,556,929	$21,649,493

Debt	$23,750,000	$28,300,000
Debt to Adjusted EBITDA (TTM)	0.93	1.31

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Adjusted Pretax Net Income (Loss) Reconciliation

“Adjusted pretax net income (loss)” is defined as earnings before taxes and impairment expense, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives. The Company has included a presentation of adjusted pretax net income (loss) because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted pretax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pretax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pretax net income (loss) for the periods indicated:

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022	March 31, 2023
Net Income (Loss)	$(41,291)	$8,589,010	$9,511,953	$4,568,555	$9,553,244
Plus:
Income tax expense (benefit)	(166,000)	976,000	2,901,000	1,009,000	3,067,000
Impairment expense	-	6,277	2,073	6,277	2,073
Less:
Non-cash gains (losses)
on derivatives	(865,935)	3,282,921	2,306,464	(8,489,719)	3,172,399
Gains (losses) on asset sales	10,230	693,750	4,428,213	2,985,965	4,417,983
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	-	(1,284,024)	(373,745)	(3,777,505)	(373,745)
Adjusted Pretax Net Income (Loss)	$648,414	$4,310,592	$5,306,604	$7,310,081	$4,658,190

Weighted average shares outstanding
Basic	35,965,281	34,652,155	35,950,615	34,473,247	35,935,791
Diluted	35,965,281	34,851,214	36,034,438	34,473,247	35,935,791

Adjusted Pretax Net Income (Loss)
per basic and diluted share	$0.02	$0.12	$0.15	$0.21	$0.13

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

PHX Minerals Inc. (NYSE: PHX) Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

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PHX Minerals Inc.

Reports Quarter ended June 30, 2023 Results …cont.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com

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